UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona		85054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Steven Martinez resigned as a Director of the Company and as a member of the Governance Committee effective July 2, 2007.

Mr. Martinez had been a director nominated by Apollo Advisors II, L.P. and affiliated or related persons (the "Apollo Shareholders") in accordance with the terms of the Third Amended and Restated Shareholders Agreement (the "Shareholders Agreement"), dated as of December 18, 2003, between the Company, the Apollo Shareholders, Blackstone Capital Partners II Merchant Bank Fund L.P. and affiliated or related persons (the "Blackstone Shareholders"), and certain other parties.

Under the terms of the Shareholders Agreement, the Apollo Shareholders and Blackstone Shareholders are currently entitled to designate three (3) directors. Allied expects the Blackstone Shareholders to nominate a representative of the Blackstone Shareholders to replace Mr. Martinez, as the Apollo Shareholders no longer own any Allied Waste common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

July 9, 2007	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer